INTERNATIONAL GAME TECHNOLOGY

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             February 20, 1996

       The Annual Meeting of the Stockholders of International Game Technology will be held at the Mirage Hotel and Casino, Ballroom G on 3400 South Las Vegas Boulevard, Las Vegas, Nevada, on Tuesday, February 20, 1996, at 1:30 p.m., local time, for the purpose of considering and voting on:

           (1) Election of nine directors for the ensuing year (the Board of Director's nominees are named in the accompanying Proxy Statement); and

           (2) Such other business as may properly come before the meeting and any and all adjournments thereof.

      The Board of Directors has fixed December 29, 1995 as the record date for determining the stockholders of the Corporation entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Corporation of record at the close of business on such date will be entitled to notice of and to vote at said meeting or adjournment.

                              By Order of the Board of Directors


                              Brian McKay
                              Secretary
Reno, Nevada
January 18, 1996

      TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE. YOUR SIGNED PROXY IS THE ONLY WAY YOUR SHARES CAN BE COUNTED IN THE VOTE UNLESS YOU PERSONALLY CAST A BALLOT AT THE MEETING.

                       INTERNATIONAL GAME TECHNOLOGY

                              PROXY STATEMENT

                       INFORMATION REGARDING PROXIES

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of International Game Technology (together with its subsidiaries, as the context may require, hereinafter called the "Corporation") to be voted at the Annual Meeting of Stockholders on Tuesday, February 20, 1996, and at any and all adjournments thereof.

      Solicitation of proxies by mail is expected to commence on or about January 18, 1996 and the cost thereof will be borne by the Corporation. In addition to such solicitation by mail, some of the officers and regular employees of the Corporation may solicit, without extra compensation, proxies by telephone, telegraph and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Corporation for postage and clerical expense in doing so.

      Proxies may be revoked at any time prior to the exercise thereof by giving written notice to the Corporation or by a later dated proxy executed by the person executing the prior proxy and filed with the Corporation or otherwise presented at the meeting. Stockholders attending the Annual Meeting may vote their shares in person whether or not a proxy has been previously executed and returned. If the accompanying proxy card is signed and returned to the Corporation, and not revoked, it will be voted in accordance with instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote FOR election of the nominees named herein as directors.

     Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Corporation to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions or represent "broker non-votes" as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions and broker non-votes, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

      If a broker or nominee has indicated on the proxy that it does not have discretionary authority to vote certain shares, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be considered entitled to vote for quorum purposes and entitled to vote on other matters). Shares referred to as "broker non-votes" are shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter.

      Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board. If a broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy card such person's lack of authority to vote, the shares will be treated as present and will be voted in accordance with the instructions on the proxy card (i.e. as a vote FOR the director nominees named therein).

      The executive offices of the Corporation are located at 5270 Neil Road, Reno, Nevada 89502.

                             VOTING SECURITIES

      The securities of the Corporation entitled to be voted at the meeting consist of shares of its Common Stock, $0.000625 par value, of which 126,543,692 shares were issued and outstanding at the close of business on December 29, 1995. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting.

      The shares of Common Stock are entitled to one vote per share but do not have cumulative voting rights and, therefore, a majority of the outstanding shares entitled to vote has the power to elect all directors. Directors of the Corporation who have been nominated for re-election and the executive officers of the Corporation collectively have the power to vote 4,028,400 shares as of the record date (3.17% of the outstanding shares as of the record date) and have indicated that they currently intend to vote such shares in favor of each of the nominees to serve as directors.

                           STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Corporation by September 18, 1996 to be considered for inclusion in the Corporation's proxy statement relating to that meeting.

                     PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth the information as of December 29, 1995 with  respect to the beneficial ownership of the Corporation's Common Stock by  the  principal  stockholders,  all  directors,  and  all  officers  and directors of the Corporation as a group.
Names and Addresses of                 Shares Beneficially Owned
 Beneficial Owners                       Number1         Percent2
Wilbur K. Keating
8 Comstock Circle
Carson City, Nevada 89701                 15,345            .01

Claudine B. Williams
3475 Las Vegas Boulevard South
Las Vegas, Nevada 89109                  145,567            .12

Albert J. Crosson
1645 West Valencia Drive
Fullerton, California 92633              263,960            .21

Charles N. Mathewson
5270 Neil Road
Reno, Nevada 89502                     2,657,065           2.10

John J. Russell
5270 Neil Road
Reno, Nevada 89502                       428,341            .34

Warren L. Nelson
Post Office Box 3196
Reno, Nevada 89505                       218,368            .17

Frederick B. Rentschler
5945 East Sage Drive
Scottsdale, Arizona 85253                 13,960            .01

Rockwell A. Schnabel
355 So. Grand Ave., Suite 4295
Los Angeles, California 90071             12,120            .01

All executive officers and
directors as group (15 persons)         4,028,400          3.17

J.P. Morgan & Co., Incorporated
60 Wall Street
New York, New York  102603              13,464,877         10.6
____________

1 Includes shares which may be purchased upon exercise of options which are exercisable within 60 days of December 29, 1995.

2 Any securities not outstanding which are subject to options or conversion privileges which are exercisable within 60 days of December 29, 1995 are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

3 This information is based on the Schedule 13G filed by J.P. Morgan & Co., Incorporated as of September 30, 1995. The number of shares beneficially owned include: 8,623,219 shares with sole voting authority; 132,175 shares with shared voting authority; 13,464,877 shares with sole dispositive authority and 215,275 shares with shared dispositive authority.

                           ELECTION OF DIRECTORS

      Nine directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until a successor is elected. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, the proxies for the election as directors of the nine persons named below as nominees. All of the nominees, with the exception of Mr. Hanlon, are at present directors of the Corporation. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

      The following table sets forth for each nominee for election as a director his or her name, all positions with the Corporation held by him or her and his or her principal occupation:

Charles  N.  Mathewson,  67,  was  appointed  to  fill  a  vacancy  on  the
     Corporation's Board of Directors in 1985 and was named Chairman in February 1986. In December 1986, Mr. Mathewson was appointed President and Chief Executive Officer and resigned as Chairman of the Board. Mr. Mathewson resumed the position as Chairman of the Board and resigned as President in February 1988, and Chief Executive Officer in June 1993. He received his Bachelor of Finance degree from the
     University of Southern California in 1953 and graduated from the University of California Management Program in 1960. He served as Senior Executive Vice President and a Director of Jefferies and Co. from 1968 to 1971, Chairman of the Board of Arden Mayfair Inc. from
     1971  to  1974, and Chairman of the Board of Wagenseller & Durst  from
     1978 to 1979. From 1980 until February 1986, Mr. Mathewson was a general partner of Management Advisors Associates, a partnership engaged in investment and business consulting. Mr. Mathewson is a member of the Board of Directors of Baron Asset Fund, and a member of the Board of Directors of Fel Cor Suite Hotels. He is also Chairman of the American Gaming Association.

Warren  L.  Nelson,  83, joined the Corporation as a Director  in  February
     1983. Since coming to Nevada in 1936, Mr. Nelson has been actively involved in the gaming industry, holding various management positions in several gaming establishments in the State. Since its inception in November 1961, Mr. Nelson has been an owner and actively involved in the management of the Club Cal Neva, a casino located in Reno, Nevada. He has previously served under three Nevada governors on the Nevada Gaming Policy Committee.

Wilbur K. Keating, 64, was elected a Director in May 1987.  He received his degree in Business Management from the University of Colorado in 1956. He is currently the Administrative Officer for the National Association of State Retirement Administrators and was previously the Chief Executive Officer of the Nevada Public Employees Retirement System, a position he held from 1974 through 1994.

Claudine B. Williams, 74, was elected a Director in May 1988.  In 1965, she began operating the Silver Slipper Casino in Las Vegas, and opened the Holiday Casino in 1973. Ms. Williams served as Past-President, General Manager and as Chairman of the Board. Ms. Williams currently serves as Chairman of the Board of the American Bank of Commerce, and the
     Chairman of the Board of Harrah's Las Vegas (formerly the Holiday Casino). On the Nevada state level, she was appointed a Member of the Nevada State Board of Equalization, a position in which she served for six years. Ms. Williams was appointed a Member of the Nevada Commission on Tourism in 1984 and was re-appointed in 1987 and 1990. In January 1988, she was appointed a Member of the California-Nevada Super Speed Ground Transportation Commission. In 1985, Ms. Williams was elected to serve on the Board of Directors of the Las Vegas
     Convention and Visitors Authority, and served as its Secretary/ Treasurer. She also served on the Board of Directors of the Las Vegas Chamber of Commerce for eight years and was Chairman for one term. Ms. Williams is Past President of the University of Nevada, Las Vegas Foundation where she currently serves on the Board of Trustees. She received an Honorary Doctorate of Humane Letters from UNLV in May, 1994. Ms. Williams is a board member of the Nevada Gaming Foundation for Educational Excellence and the National Judicial College. She served as Chairman of the Board of Trustees for St. Jude's Ranch for Children and she supports numerous local and national charitable organizations. On September 24, 1992, Ms. Williams was the first woman inducted into the Gaming Hall of Fame.

Albert J. Crosson, 65, was elected to the Corporation's Board of Directors in May 1988. Since January 1993, Mr. Crosson has been President and Chief Operating Officer of ConAgra Grocery Products Companies. From 1986 to January 1993, he was President of Hunt-Wesson Foods, Inc., a ConAgra Company. Prior to 1986, he was Executive Vice President for Hunt-Wesson, Inc., and President of Arden Mayfair.

John J.  Russell, 66, was appointed to the Board in January 1990 to fill  a new position on the Board. Mr. Russell joined the Corporation as Senior Vice President in February 1986, was named Executive Vice President in June 1987 and served as President from February 1988 until December 1994. He served as Chief Executive Officer of the
     Corporation from June 1993 until December 31, 1995. On December 31, 1995, Mr. Russell resigned as Chief Executive Officer and became a
     part  time  employee  of  the  Corporation.   Mr.  Russell  served  as
     President of Gabler, Russell & Company, Inc., a firm of business consultants, from 1959 to 1986. Mr. Russell began his business career in 1948 in the wholesale distribution and brokerage business.

Frederick B. Rentschler, 56, was appointed to the Board of Directors in May
     1992 to fill a vacancy on the Board. Prior to his retirement in 1991, Mr. Rentschler served as President and Chief Executive Officer of Northwest Airlines from 1990 to 1991. Prior to those positions, Mr. Rentschler served as President and Chief Executive Officer of Beatrice Company from 1988 to 1990, as President and Chief Executive Officer of Beatrice U.S. Foods from 1985 to 1988, as President and Chief Executive Officer of Hunt-Wesson, Inc. from 1980 to 1984 and President of Armour-Dial from 1977 to 1980. Mr. Rentschler is a member of the Board of Directors of the Salk Institute, La Jolla, California and the Woods Hole Oceanographic Institute of Cape Cod.

Rockwell  A.  Schnabel, 58, was elected a Director in September 1994.   Mr.
     Schnabel is founder and Chairman of Trident Capital, Inc., a private equity investment firm. He also serves as President of the Board of Commissioners for the Los Angeles Fire and Police Pension Board, which oversees investments of over $6 billion in pension funds. He is the former Deputy Secretary of the U.S. Department of Commerce in Washington, D.C., and also served as the department's Acting Secretary. Mr. Schnabel previously served as the U.S. Ambassador to Finland and as President of Bateman Eichler Hill Richards (member
     NYSE) (Everen Securities). He is presently serving on the Boards of Directors of Cypress Amax Minerals Company, Amax Gold, Inc. and CSG Systems, Inc.

David  P.  Hanlon, 51, joined the Corporation effective January 1, 1995  as
     President and Chief Operating Officer. In August 1995, Mr. Hanlon was named Chief Financial Officer and in December, 1995 became Chief Executive Officer of the Corporation. Mr. Hanlon has more than 17 years of experience in the gaming and hospitality industry including executive positions with Caesars from 1978 to 1984; Harrah's from 1984 to 1988; and Resorts International, Inc. where he served as President and Chief Executive Officer from 1988 to 1993. Mr. Hanlon holds degrees from Cornell University and the University of Pennsylvania (Wharton) and also completed the Harvard Advanced Management Program.

              BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      The Board of Directors held five meetings during fiscal 1995. Each outside director receives a $10,000 annual fee and a fee of $600 per meeting for attendance at meetings of the Board. Directors who are employees of the Corporation are not paid fees or additional remuneration for service as members of the Board or its Committees. Each non-employee director receives non-qualified stock options to purchase 10,000 shares of Common Stock upon his or her initial election to the Board of Directors. Additionally, every year thereafter, each non-employee director, including each of the current non-employee directors, receives non-qualified stock options to purchase 4,000 shares of Common Stock upon his or her re-election to the Board. Each non-employee director received non-qualified stock options to purchase 4,000 shares of Common Stock in fiscal 1995 at an exercise price of $14.25 per share.

      The Board of Directors has an Executive Committee (comprised of Ms. Williams and Messrs. Nelson and Mathewson) which did not hold any meetings during fiscal 1995. Except for certain powers which under Nevada law may only be exercised by the full Board of Directors, the Executive Committee has and exercises the powers of the Board in monitoring the management of the business of the Corporation between meetings of the Board of Directors.

     The Corporation has an Audit Committee consisting of Messrs. Crosson and Keating. The Audit Committee held three meetings during fiscal 1995. The Audit Committee has responsibility for consulting with the Corporation's officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditors' examination and reviewing annual financial statements, related party transactions, potential conflict situations and corporate accounting policies.

      During fiscal 1995, each director attended at least 75% of the aggregate number of meetings of the Board and respective Committees on which he or she served while a member thereof with the following exceptions: Mr. Russell did not attend two of the five meetings of the Board of Directors.
Ms. Williams did not attend two of the five meetings of the Board of Directors and did not attend two of the four meetings of the Compensation Committee. Mr. Keating did not attend one of the three meetings of the Audit Committee. The Board of Directors does not have a nominating committee.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors has a Compensation Committee. During fiscal 1995, Ms. Williams and Messrs. Crosson and Nelson served as members of the Compensation Committee. No member of the Committee is a former or current
officer  or  employee of the Corporation or any of its  subsidiaries.   The
functions performed by the Compensation Committee include oversight of executive compensation, review of the Corporation's overall compensation programs, and administration of certain of the Corporation's incentive compensation programs. The Compensation Committee held four meetings in fiscal 1995 and acted by unanimous written consent ten times in fiscal
1995.    See  "Certain  Relationships  and  Related  Transactions"  for   a
discussion of certain relationships between the Corporation and certain businesses affiliated with Mr. Nelson and Ms. Williams.

                          EXECUTIVE COMPENSATION

Summary Compensation Table

                                                  Long-Term
                                                Compensation
                                                   Awards
Name and                      Annual        Securities Underlying
Principal                  Compensation            Options         All Other
Position               Year  Salary1  Bonus1      Granted2       Compensation3
David P. Hanlon4      1995  $377,308  $476,154    500,000         $148,571
 President, Chief
 Executive Officer
 and Chief
 Financial Officer

John J. Russell4      1995   300,000   215,000      6,153           54,894
 Chief Executive      1994   287,706   283,884      6,084           71,706
 Officer              1993   230,000   323,750    210,278           72,294

Robert M. McMonigle   1995   182,000   125,000     15,746           45,150
 Executive Vice       1994   175,030   175,000      4,187           56,365
 President,           1993   164,692   222,000      7,830           55,369
 Corporate
 Relations and
 South America

Robert A. Bittman5    1995   177,644   150,000     62,915           50,152
 Vice President       1994   160,144   175,000     28,449           50,397
 Marketing and        1993   132,519   180,500     30,878           45,871
 North America
 Sales

Raymond D. Pike       1995   162,750   123,500     32,888           37,103
 Executive Vice       1994   158,279   160,000     13,798           44,488
 President,           1993   147,966   206,500     17,120           46,072
 International
 Development
____________

1 Amounts shown include cash compensation earned and received by executive officers. No non-cash compensation was paid as salary or as a bonus during fiscal 1995.

2 Amounts represent options granted to purchase the number of shares of Common Stock shown. The options reflected in this table include options repriced in fiscal 1995. See "Option Exchange Program." The Corporation has not issued stock appreciation rights or restricted stock awards.

3 Amounts shown represent contributions by the Corporation to the accounts of the identified executive officers under the Corporation's qualified profit sharing plan and payments under the Corporation's Cash Sharing Plan. See "Qualified Profit Sharing Plan" and "Cash Sharing Plan" for a description of these plans. In addition, the amount for Mr. Hanlon includes reimbursement of $112,700 in relocation costs incurred by Mr. Hanlon.

4 Mr. Hanlon's appointment as President and Chief Operating Officer became effective on January 1, 1995. In December 1995, Mr. Russell resigned as Chief Executive Officer and Mr. Hanlon became President and Chief Executive Officer.

5 Mr. Bittman resigned in December 1995 from all positions held with the Corporation.

Options

      The  table  below  sets forth certain information  regarding  options granted  to  the  five most highly compensated executive  officers  of  the
Corporation during fiscal 1995.
Option Grants In Last Fiscal Year
                                                               Potential
                         Individual Grants                     Realizable
                             Percent                        Value at Assumed
                             of Total                            Annual
                 Number of   Options  Exercise                  Rates of
                Securities  Granted to  Base                  Stock Price
                Underlying  Employees  Price                 Appreciation
                  Options   in Fiscal   Per  Expiration    for Option Term1
Name            Granted1,2    Year     Share    Date        5%         10%
David P. Hanlon    500,000   21.83%   $16.75  12/1/04  $5,266,992 $13,347,593
John J. Russell      6,153    0.27%    12.75  05/5/05      49,337     125,030
Robert N. Mcmonigle 15,746    0.69%    12.75  05/5/05     126,258     319,962
Robert A. Bittman   62,915    2.75%    12.75  05/5/05     504,478   1,278,446
Raymond D. Pike     32,888    1.44%    12.75  05/5/05     263,709     668,291
____________

1 The options have a ten year term and are generally exercisable commencing 12 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fifth anniversary date.

2 The options presented in the table include options to purchase 12,017, 59,327 and 29,494 shares that were exchanged by Messrs. McMonigle, Bittman and Pike, respectively for previously granted options. See "Option Exchange Program."

Aggregated  Option  Exercises In Last Fiscal  Year  and  Fiscal  Year-End
Option Values
            Number of Options
                Exercised
           Shares              Number of Securities     Value of Unexercised
          Acquired            Underlying Unexercised    In-The-Money Options
             on      Value     Options at 09/30/95          at 09/30/951
Name      Exercise Realized1 Exercisable Unexercisable Exercisable Enexercisable
David P.
  Hanlon         -         -           -       500,000           -           -
John J.
  Russell        -         -     369,547        17,186  $1,434,339   $   4,614
Robert N.
  Mcmonigle      -         -     128,040        32,146   1,273,494     119,993
Robert A.
  Bittman   84,042  $948,446           -        78,915           -     167,536
Raymond D.
  Pike      16,000   128,350           -        48,888           -     145,016
____________

1 Market value of the underlying securities at the exercise date or year-end, as the case may be, less the exercise price of "in-the-money" options. Option Exchange Program

Option Exchange Program

     The Compensation Committee of the Board of Directors determined in May 1995 that the exercise price of a significant portion of the then outstanding stock options was at such a high level that the incentives associated with such options had been substantially diminished. Based on this judgment, the Committee authorized the Corporation to offer to all employees who then held outstanding stock options with an exercise price of $12.75 or greater (other than Messrs. Mathewson, Russell and Hanlon), the opportunity to exchange such options on a one-for-one basis for new options. The new options granted pursuant to such exchange aggregated
1,298,803 and each has an exercise price of $12.75 per share, the fair market price of the Corporation's Common Stock as of the date the options were granted. Optionees who participated in the exchange received a new ten-year option with the lower exercise price. All of the newly granted options have a new five-year vesting schedule that began May 5, 1995. A total of 1,298,803 options held by approximately 190 employees were exchanged for new options in the Option Exchange Program. No other options of the Corporation have been repriced during the ten-year period ending on September 30, 1995.

     The following table sets forth information concerning the exchange and repricing of options held by executive officers during the ten-year period ended September 30, 1995.

                         Ten Year Option/SAR Repricing
                                                             Length of
                                Market                        Original
                       Number  Price of  Exercies               Term
            Date of      of    Stock at    Price     New     Remaining at
           Original   Options   Time of   Prior to Exercise    Date of
Name         Grant   Repriced  Repricing Repricing  Price     Repricing1
Robert M.  12/31/92     7,830   $12.75   $25.4375  $12.75    7 yr., 7 mo.
 McMonigle 01/03/94     4,187    12.75    28.3750   12.75    8 yr., 8 mo.

Robert A.  12/31/92     5,878    12.75    25.4375   12.75    7 yr., 7 mo.
 Bittman   07/20/93    25,000    12.75    34.8750   12.75    8 yr., 2 mo.
           01/03/94     3,449    12.75    28.3750   12.75    8 yr., 8 mo.
           05/31/94    25,000    12.75    22.2500   12.75    9 yr., 0 mo.

Raymond D. 12/31/92     5,696    12.75    25.4375   12.75    7 yr., 7 mo.
 Pike      07/20/93    10,000    12.75    34.8750   12.75    8 yr., 2 mo.
           01/03/94     3,798    12.75    28.3750   12.75    8 yr., 8 mo.
           05/31/94    10,000    12.75    22.2500   12.75    9 yr., 0 mo.

G. Thomas  12/31/92     6,454    12.75    25.4375   12.75    7 yr., 7 mo.
 Baker2    07/20/93    10,000    12.75    34.8750   12.75    8 yr., 2 mo.
           01/03/94     3,680    12.75    28.3750   12.75    8 yr., 8 mo.
           05/31/94    10,000    12.75    22.2500   12.75    9 yr., 0 mo.

Robert Z.  01/03/94    10,000    12.75    29.7500   12.75    8 yr., 8 mo.
 Watts     05/31/94    10,000    12.75    22.2500   12.75    9 yr., 0 mo.

Tony       01/03/94    10,000    12.75    29.5000   12.75    8 yr., 8 mo.
 Ciorciari 05/31/94    10,000    12.75    22.2500   12.75    9 yr., 0 mo.
           04/19/95    40,000    12.75    12.8750   12.75    9 yr.,11 mo.

Brian      01/03/94    20,000    12.75    28.3750   12.75    8 yr., 8 mo.
McKay      05/31/94    20,000    12.75    22.2500   12.75    9 yr., 0 mo.
           04/19/95    20,000    12.75    12.8750   12.75    9 yr.,11 mo.
____________

1  All  original  options  had ten-year terms and  a  five-year  vesting
schedule.   All repriced options have a new ten-year term and a  new  five-
year vesting schedule beginning on the grant date.

2 Mr. Baker resigned in August 1995 from all positions held with the Corporation.

Employee Profit Sharing Plan

     In 1980, the Corporation adopted a qualified profit sharing retirement plan for its employees working in the United States. Contributions to the plan are at the sole discretion of the Corporation's Board of Directors. Benefits vest over a seven-year period of employment. Under a discretionary program effective January 1, 1986, and reviewable  by the Board annually, contributions are based on 5% of annual consolidated pre-tax operating profits (excluding IGT-Australia, IGT-Europe, IGT-Japan and operations in China) above a specified amount. The Corporation's contribution for the profit sharing plan for fiscal 1995 was $4,765,000.

     Effective January 1, 1993, the Corporation adopted a 401(k) retirement plan contribution matching program. Under the plan agreement, the Corporation matches 100% of employee contributions up to $500 and an additional 50% of the next $500 contributed by the employee. This allows for maximum annual contributions of $750 to each employee's 401(k) account. The employees are 100% vested in the Corporation's contributions at the date the contribution is made.

     A cash sharing plan was adopted effective January 1, 1986, in which 5% of annual consolidated pre-tax operating profits (excluding IGT-Australia) in excess of a specified amount is contributed. The Corporation's contribution to the cash sharing plan for fiscal 1995 was $5,828,000. This amount was distributed to all non IGT-Australia employees. Contributions to the plan are reviewed annually by the Board.

Employment Contracts

     David P. Hanlon was appointed President and Chief Operating Officer of the Corporation effective January 1, 1995. He assumed the additional position of Chief Financial Officer in September 1995 and, he also in
December 1995, became Chief Executive Officer of the Corporation. The Corporation entered into a three year employment agreement with Mr. Hanlon in December 1994 providing for an annual base salary of $450,000 and an annual bonus in an amount equal to 3% of the base salary for each 1% of increase in the total aggregate amount of gross profits realized by the Corporation over the prior year, before deductions for taxes, cash sharing distributions and management bonus distributions. Under the agreement, the annual bonus may not be less than $550,000, payable in bi-weekly
installments  in  advance.   Mr.  Hanlon  does  not  participate   in   the
Corporation's Management Bonus Program. He does participate in the Corporation's Cash Sharing and Profit Sharing Plans.

      In December 1994, Mr. Hanlon received a grant of stock options to purchase 500,000 shares of Common Stock of the Corporation at an exercise price equal to the fair market value on the date of grant. The options, subject to certain provisions regarding early acceleration, vest at the rate of 20% per year, provided that all of such options vest in the event the Corporation elects not to continue Mr. Hanlon's employment upon the expiration of his agreement. In addition, Mr. Hanlon will also be granted additional stock options on December 31 of each year at the rate of one share for each $100 of his base salary. The price of such options will be the price of the Common Stock of the Corporation as of the close of business on the date of grant of the options. The options will vest at the rate of 20% per year. In the event that Mr. Hanlon's employment with the Corporation terminates for any reason prior to full vesting of the stock options granted each December 31, Mr. Hanlon shall be entitled to exercise those stock options which shall have vested as of the termination date, in accordance with the IGT Stock Option Plan. In accordance with these provisions of his employment agreement, at December 31, 1995, Mr. Hanlon is entitled to options to purchase 4,500 shares.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, is responsible for oversight of executive compensation, review of the Corporation's overall compensation programs, and administration of certain of the Corporation's incentive compensation programs.

      Compensation Philosophy: Generally, the Corporation's compensation programs are designed to attract, retain, motivate and appropriately reward individuals who are responsible for the Corporation's short and long-term profitability, growth and return to shareholders. The overall compensation philosophy followed by the Committee is to pay competitively while emphasizing performance based components of the Corporation's compensation programs and qualitative indicators of corporate and individual performance. The cash bonuses received by the executive officers named in the Summary Compensation Table under the Corporation's Management Bonus Program comprised on average approximately 47.6% of their total salary and bonus compensation for fiscal 1995.

     Executive Compensation: The Corporation's Management Bonus Program is a cash-based incentive program, and for fiscal year 1995, was based on the level of the Corporation's income from operations in excess of a specified amount. While income from operations for fiscal 1995 decreased approximately 29.6% from the prior year, individual cash bonus awards were made to the executive officers because the Committee believes the awards provide appropriate long-term incentives. Individual cash bonus awards for executive officers other than the Chief Executive Officer and the President and Chief Operating Officer were determined for fiscal 1995 jointly by the then Chief Executive Officer and President and Chief Operating Officer based on each officer's individual performance and on the specified financial performance criteria described above. The cash bonus payable to the President and Chief Operating Officer was determined in accordance with his employment agreement.

      Executive officers also participate in benefit plans available to employees generally, including a qualified Profit Sharing/401(k) Plan, and an employee cash-based incentive bonus plan which provides for bi-annual cash bonuses based on corporate profitability.

      The Committee also uses stock option awards made under the Stock Option Plan for Key Employees of International Game Technology and the International Game Technology 1993 Stock Option Plan (the "Stock Option Plans") to provide incentives for key personnel, including executive officers. Stock options are priced at the fair market value of the Common Stock of the Corporation on the date of the grant, and typically vest at the rate of 20% per year over five years with exercisability dependent on continued employment.

      The Committee determined in May, 1995 that the exercise prices of a significant portion of the then outstanding stock options was at such a high level that the incentives associated with such options had been substantially diminished. Based on this judgment, the Committee authorized the Corporation to offer, to all employees who then held outstanding stock options (other than Messrs. Mathewson, Russell and Hanlon) with an exercise price of $12.75 or greater, the opportunity to exchange such options on a one-for-one basis for new options. Pursuant to such authorization, options to purchase 1,298,803 shares each with an exercise price of $12.75 per share, the fair market of the Corporation's Common Stock as of the date action was taken by the Committee, were granted to approximately 190 employees. Optionees who participated in the exchange received a new ten-year option with the lower exercise price. All of the newly granted options have a new five-year vesting schedule that began May 5, 1995. No other options of the Corporation have been repriced during the ten-year period ended September 30, 1995.

      In addition to exchanging new options for outstanding options during fiscal year 1995, all executive officers received a stock option award under the Stock Option Plans. The Committee determined that the annual grant of additional stock awards should not be curtailed because of the option repricing as the Committee believes the annual award of options plays a significant role in providing long-term incentives. The Committee also periodically approves additional stock option awards for eligible individuals, including executive officers, based on individual current performance, assumption of significant responsibilities, anticipated future contributions, and/or ability to impact overall corporate and/or business unit financial results.

      To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee also considers the anticipated tax treatment to the Corporation and to the executives of various payments and benefits, specifically in consideration of Section 162(m) of the Internal Revenue Code. The Committee will not, however, necessarily limit executive compensation to that which is deductible. For the near term, executive compensation paid to the Corporation's executive officers, is expected to remain tax deductible under Section 162(m). Mr. Hanlon's compensation, as described in this Proxy Statement, includes a minimum annual bonus of $550,000. The actual bonus may exceed this amount based on the percentage increase, if any, in the gross profits of the Corporation. As a result of these features, Mr. Hanlon's compensation could, if gross profits increased by more than 40% in fiscal 1996 as compared to fiscal 1995, exceed $1,000,000. Under section 162(m), the amount in excess of $1,000,000 would not be deductible by the Corporation for Federal income tax purposes.

      Chief Executive Compensation: Mr. Russell, the Chief Executive Officer of the Corporation during fiscal 1995, received a base salary of $300,000 pursuant to the terms of his existing employment agreement. On May 5, 1995, Mr. Russell was awarded a stock option to acquire 6,153 shares of the Corporation's Common Stock vesting over a five year period. For fiscal 1995, the Committee, based on its subjective evaluation of Mr.
Russell's performance, approved a cash bonus award of $215,000 to Mr. Russell under the Corporation's 1995 Management Bonus Program.

     The Committee believes that the level and composition of Mr. Russell's compensation during fiscal 1995 was appropriate.

                         COMPENSATION COMMITTEE

                         Albert J. Crosson, Chair
                         Warren L. Nelson
                         Claudine B. Williams

* $100 invested on 9/30/90 in the Corporation's stock and in S&P 500 and Gaming Peer Group. Total return includes reinvestment of dividends (if applicable). Returns for the Corporation are not necessarily indicative of future performance. Dates are for fiscal years ending on September 30 in each of the years indicated.

**Gaming Peer Group includes: WMS Industries, Inc. from 1990 through 1995, Bally Gaming International Inc. from 1991 (Bally Gaming International Inc. became a publicly traded company in 1991) through 1995 and Video Lottery Technologies, Inc. from 1990 through 1995. Each Peer Group company is engaged in the manufacture and sale of gaming products.

EXECUTIVE OFFICERS

      The  following table sets forth the names and ages of  the  executive officers  of  the Corporation, all positions held with the  Corporation  by each  individual,  and  a description of the business  experience  of  each individual for at least the past five years.
Name                          Age       Title
David  P.  Hanlon             51        President, Chief  Executive
                                        Officer
                                        and Chief Financial Officer

Robert M. McMonigle           51        Executive Vice President, Corporate
                                        Relations and South America

Raymond D. Pike               48        Executive Vice President,
                                        International Development

Robert Z. Watts               54        Senior  Vice  President,
                                        Corporate
                                        Research and Development,
                                        and Engineering

Anthony Ciorciari             48        Vice President, Operations

Brian McKay                   51        Vice  President,   General
                                        Counsel and
                                        Corporate Secretary

Jeffrey A. Lowenhar           50        Vice  President,  Strategy,
                                        Research and Development

      Mr. Hanlon joined the Corporation effective January 1, 1995 as President and Chief Operating Officer. In August 1995, Mr. Hanlon was named Chief Financial Officer and in December, 1995 became Chief Executive
Officer of the Corporation. Mr. Hanlon has more than 17 years of experience in the gaming and hospitality industry including executive positions with Caesars from 1978 to 1984; Harrah's from 1984 to 1988; and Resorts International, Inc. where he served as President and Chief Executive Officer from 1988 to 1993. Mr. Hanlon holds degrees from Cornell University and the University of Pennsylvania (Wharton) and also completed the Harvard Advanced Management Program.

      Mr. McMonigle joined the Corporation as a Sales Manager in March of 1986. From April 1987 until October 1989, Mr. McMonigle was the Director of Sales for the Corporation and from October 1989 until September 1991 he was Vice President-Sales for the Corporation. From September 1991 to September 1993 he served as Executive Vice President of Sales for the Corporation. In September 1993, Mr. McMonigle was promoted to Executive Vice President, Corporate Relations for the Corporation and in April 1995 his title was changed to Executive Vice President Corporate Relations and South America. Prior to joining the Corporation, from September 1984 through March 1986, Mr. McMonigle served as Regional Sales Manager at American Protective Services located in Oakland, California. From March 1979 through July 1984, Mr. McMonigle was employed by ARA Services, Inc. as Regional Vice President in Los Angeles, and prior to that was employed from 1975 to 1979 as Director of Circulation for Straight Arrow Publishing in New York, publishers of "Rolling Stone" and "Outside" magazines. Prior to that, Mr. McMonigle was with Readers Digest in Pleasantville, New York. Mr. McMonigle is a graduate of Southeast Missouri State University with a Bachelor's Degree in Business Administration.

      Mr. Pike joined the Corporation as its General Counsel in December 1980 and served as its Chief Counsel and Secretary from June 1981 until January 1994, was named Vice President in 1983, Senior Vice President in February 1988, Executive Vice President, Corporate Development for the Corporation in September 1993 and Executive Vice President International Development in April 1995. He is currently a Trustee of the International Association of Gaming Attorneys and the National Council on Problem Gaming. He received his law degree from Boalt Hall, the University of California, Berkeley, in 1973. From September 1974 to December 1977, Mr. Pike was an Assistant United States Attorney for the District of Nevada. He then spent one year in the private practice of law as an associate with Lionel Sawyer & Collins before becoming the Deputy Attorney General for the State of Nevada/Chief of the Gaming Division. He held the latter position from December 1978 until joining the Corporation in December 1980.

      Mr.  Watts  joined  the Corporation as the Senior Vice  President  of
Research and Development in January, 1994. Prior to joining the Corporation, Mr. Watts was the Director of Worldwide Software Manufacturing Development at IBM Corporation. In his 24-year career at IBM, he was a technical and business executive responsible for the worldwide introduction of hardware and software products and services utilizing a broad range of technologies and disciplines. Mr. Watts holds patents in the data processing field. He has a Bachelor of Science in Electronic Engineering and Computer Science as well as a Bachelor of Science in Business Administration from the University of Colorado.

      Mr. Ciorciari joined the Corporation as Vice President of Operations in January 1994, with responsibility for worldwide manufacturing, procurement, corporate facilities and services. He has more than 26 years experience in U.S. and international manufacturing at Digital Equipment Corporation. From June 1987 through December 1993, Mr. Ciorciari was General Manager of the Digital manufacturing operations in Albuquerque, New Mexico and Chihuahua, Mexico. In this position, he was responsible for approximately 1,600 people and the manufacturing and supply of Digital's workstation and systems product lines.

      Mr. McKay joined the Corporation in January 1994 as General Counsel and Corporate Secretary. In June 1994, he was promoted to Vice President, General Counsel and Corporate Secretary. From 1982 to 1990, Mr. McKay served two terms as Nevada's Attorney General, during which time he also served as Chairman of the Conference of Western Attorneys General. From 1990 to 1993, Mr. McKay was a partner in the administrative law and litigation departments of the law firm of Lionel Sawyer & Collins in Reno, Nevada. Mr. McKay serves as Chairman of the Commission on Nuclear Projects for the State of Nevada, and is a member of the Board of Trustees of the International Association of Gaming Attorneys. From 1992 to 1995 he served as Chairman of the Nevada Republican Party. Mr. McKay was a Deputy Attorney General for the State of Nevada from 1975 to 1979. Mr. McKay received his law degree in 1974 from Albany Law School of Union University.

      Dr. Lowenhar joined the Corporation in September 1995 as its Vice President of Strategy, Research and Development. Prior to joining the Corporation, Dr. Lowenhar was Senior Management Consultant to Resorts International Casino Hotels, Inc. and provided, for more than 15 years, consulting services to such familiar brand names as Hilton's Gaming Division, Harrah's Aztar, Caesars, Circus Circus and others. He was Professor of Marketing at Temple University's Graduate School of Business from 1974 to 1988 and from 1993 to 1994 was Visiting Professor, School of Hotel Administration at Cornell University. He has been a faculty member at the Executive Development Program of the Institute for the Study of Gambling and Commercial Gaming at the University of Nevada, Reno. Dr. Lowenhar received his Ph.D. degree in Marketing with concentration in Quantitative Methods, Social Psychology and Economics from Syracuse University, School of Management in 1973.

        COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

      The following reports filed under Section 16(a) of the Securities Exchange Act of 1934 during or with respect to the fiscal year ended September 30, 1995 were not filed on a timely basis: a Form 3 reporting that Jeffrey Lowenhar was appointed Vice President Strategy, Research and Development effective September 1, 1995, and a Form 4 reporting the purchase of 2,000 shares by Rockwell Schnabel on September 21, 1995.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Nelson, a member of the Corporation's Board of Directors, is an officer of and has an equity interest in a Nevada gaming business from which the Corporation recognized revenues of $1,805,000 for the fiscal year ended September 30, 1995. The Corporation had contracts and accounts receivable balances from this customer of $1,133,000 at September 30, 1995. During the fiscal year ended September 30, 1995, the largest amount of the Corporation's contract receivable balance from such customer was $1,165,000. Mr. Nelson is also a Director and officer of the parent corporation to nine additional gaming businesses in the United States. The Corporation recognized revenues from these businesses of $19,886,000 for the fiscal year ended September 30, 1995. The Corporation had contracts and accounts receivable balances from these businesses of $8,546,000 as of September 30, 1995. During the fiscal year ended September 30, 1995, the largest amount of the Corporation's contract receivable balances from these customers was $6,805,000.

     Ms. Williams, a member of the Corporation's Board of Directors, is the Chairman of the Board of a Nevada gaming business from which the Corporation recognized revenues of $5,216,000 for the fiscal year ended September 30, 1995. The Corporation had accounts receivable balances from this business of $174,000 at September 30, 1995.

             RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The Corporation has selected Deloitte & Touche LLP as its independent accountants for the year ended September 30, 1996.

      A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement and will respond to appropriate questions.

                                  GENERAL

      The Corporation's Annual Report to Stockholders, containing audited financial statements, accompanies this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors knows of no business which will be presented for consideration at the meeting other than the matters stated in the notice and described in the Proxy Statement. If, however, any matter incident to the conduct of the meeting or other business shall properly come before the meeting, it is intended that the proxies will be voted in respect of any such matters or other business in accordance with the best judgment of the persons acting under the proxies, and discretionary authority to do so is included in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS


Brian McKay
Secretary

Reno, Nevada
January 18, 1996

        PROXY               INTERNATIONAL GAME TECHNOLOGY           PROXY

                  ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 20, 1996


      The undersigned hereby appoints Charles N. Mathewson, Raymond D. Pike and Brian McKay, and each of them, the proxies and attorneys-in-fact of the undersigned, with full power of substitution in each, for and in the name of the undersigned to attend the Annual Meeting of Stockholders of International Game Technology to be held February 20, 1996 at 1:30 p.m., Pacific Standard Time, at the Mirage Hotel and Casino, Ballroom G on 3400 South Las Vegas Boulevard, Las Vegas, Nevada, and any and all adjournments thereof, and to vote thereat the number of shares of Common Stock which the undersigned would be entitled to vote if then personally present as follows:

Proposals of Management - the Board of Directors recommends a vote FOR Item (1).


(1) ELECTION OF DIRECTORS
"   FOR all nominees listed below             "  WITHHOLD AUTHORITY to
    (except as marked to the contrary            vote for all nominees
    below)                                       listed below

    (INSTRUCTION:   To  withhold authority to vote for any individual nominee
    strike a line through the nominee's name in the list below.)

    Albert J. Crosson         Warren L. Nelson         Rockwell A. Schnabel
    Wilbur K. Keating         Frederick B. Rentschler  Claudine B. Williams
    Charles N. Mathewson      John J. Russell          David P. Hanlon

(2) In their discretion, upon such other matters as may properly come before the meeting.

              PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE


                                          Dated:
                                          _______________________, 1996

                                          Signature    of    stockholder
                                          should correspond exactly with
                                          the    name    shown    below.
                                          Corporate officers, attorneys,
                                          trustees,           executors,
                                          administrators, guardians, and
                                          others should designate  their
                                          full   titles.   Joint  owners
                                          should each sign.


                                          ______________________________
                                          Signature



                                          ______________________________
                                          Signature



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS
SPECIFIED.   IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE  ELECTION  OF
THE PROPOSED DIRECTORS.